UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 17, 2007

Date of Report (Date of earliest event reported)

Macrovision Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22023	77-0156161
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On November 17, 2007, Macrovision Corporation signed a definitive Asset Purchase Agreement (the “Agreement”) to acquire certain assets of Cryptography Research, Inc. (“CRI”) (the “Transaction”). Macrovision paid CRI $45 million in cash and may issue up to $15 million in warrants exercisable for Macrovision common stock, a portion of such warrants being subject to performance milestones, in consideration for the purchased assets. CRI is a privately-held company based in San Francisco, California. The acquisition closed on November 21, 2007. The foregoing description of the Agreement and the Transaction is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description

10.1	Asset Purchase Agreement dated November 17, 2007 by and among Macrovision Corporation, Macrovision International Holding Limited Partnership and Cryptography Research, Inc.

99.1	Press release dated November 19, 2007, announcing the signing of the definitive agreement to acquire certain assets of Cryptography Research, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Corporation
(Registrant)

Date:	November 23, 2007	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel